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                                                                   EXHIBIT 10.40


                           CHARTWELL INVESTMENTS INC.
                                717 Fifth Avenue
                                   23rd Floor
                            New York, New York 10022


                                January 30, 1997


Petro Stopping Centers, L.P.
6080 Surety Drive
El Paso, Texas 79905
Attention:     President

Dear Sirs:

     This letter is to confirm our agreement that in connection with the transactions (the "Transactions") contemplated in the Omnibus Agreement dated as of October 18, 1996 by and among James A. Cardwell and James A. Cardwell, Jr. and affiliates, Petro Holdings GP Corp., a Delaware corporation, Petro Holdings LP Corp., a Delaware corporation, Mobil Long Haul Inc., a Delaware corporation, and Petro Stopping Centers, L.P., a Delaware limited partnership, you have agreed to reimburse us at the Closing of the Transactions for the reasonable out-of-pocket costs and expenses which we have incurred in connection with the Transactions. You have also agreed to pay us a fee for advisory services we have rendered to you in connection with the financing of the Transactions (the "Financing") at the Closing equal to: (a) one percent (1%) of total capitalization of Petro Stopping Centers, L.P., a Delaware limited partnership and its affiliates ("Petro), including, without limitation, all debt facilities, preferred and common equity interests, but excluding the $30 million expansion credit facility (the "Expansion Facility"); plus (b) one half percent (1/2%) of the Expansion Facility (collectively, the "Advisory Fee").

     These services are attributable to acting as exclusive financial advisor with respect to the Transactions and the Financing and negotiating and assisting with the documentation related to the Financing (collectively, the "Advisory Services").

     Each of the parties hereto acknowledges that the Advisory Services for which the Advisory Fee is to be paid hereunder have been heretofore rendered by Chartwell Investments Inc. at your request in connection with the Financing as described above.

     Petro agrees to indemnify and hold Chartwell Investments Inc., its officers, employees and agents (each an "Indemnified Party") harmless against any liability, claim, loss or expenses, as and when incurred ("Damages"), to which an Indemnified Party may become subject as a result of the performance of the services described herein; provided, that the Company shall not be liable to
                               --------
an Indemnified Party for Damages resulting primarily and directly from
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Petro Stopping Centers, L.P.
January 30, 1997
Page 2


the Indemnified Party's bad faith, gross negligence or willful misconduct, and Chartwell Investments Inc. shall so indemnify the New Partners (as defined in the Omnibus Agreement) for Damages arising from its bad faith, gross negligence or willful misconduct.

     The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed hereunder by the parties hereto shall be binding upon their respective successors and assigns.

     This Agreement shall not be assignable by the parties hereto without mutual written consent.

     This Agreement shall be subject to and governed by the laws of the State of Delaware without regard to its conflict of laws principles and rules.

     If the foregoing comports with your understanding of our agreement, please sign below, whereupon this letter shall be a valid and binding agreement.

                                        Very truly yours,

                                        CHARTWELL INVESTMENTS INC.



                                        By:/s/ Todd Berman
                                           ------------------------------
                                        Name:  Todd R. Berman
                                             ----------------------------
                                        Title:  President
                                              ---------------------------

ACCEPTED AND AGREED AS OF THIS
30th DAY OF January, 1996

PETRO STOPPING CENTERS, L.P.



By:     Larry J. Zine
   ------------------------------
Name:   Larry J. Zine
     ----------------------------
Title: Executive Vice President
      ---------------------------